STRATHMORE MINERALS CORP.
(the “Company”)
810 – 1708 Dolphin Avenue
Kelowna, BC V1Y 9S4

INFORMATION CIRCULAR
This information is given as of April 21, 2006

This information circular is furnished in connection with the solicitation of proxies by the management of STRATHMORE MINERALS CORP. (the "Company") for use at the special and annual general meeting of the Company to be held on May 29, 2006 and at any adjournments thereof (the “Meeting”). Unless the context otherwise requires, references to the Company include the Company and its subsidiaries. The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by officers and employees of the Company. The cost of solicitation will be borne by the Company.

APPOINTMENT OF PROXYHOLDER

A duly completed form of proxy will constitute the person(s) named in the enclosed form of proxy as the shareholder's proxyholder. The persons whose names are printed in the enclosed form of proxy for the Meeting are officers or directors of the Company (the “Management Proxyholders”).

A shareholder has the right to appoint a person other than a Management Proxyholder, to represent the shareholder at the Meeting by striking out the names of the Management Proxyholders and by inserting the desired person’s name in the blank space provided or by executing a proxy in a form similar to the enclosed form. A proxyholder need not be a shareholder.

VOTING BY PROXY

Common shares of the Company (the “Shares”) represented by properly executed proxies in the accompanying form will be voted or withheld from voting on each respective matter in accordance with the instructions of the member (the “shareholder”) on any ballot that may be called for.

If no choice is specified and one of the Management Proxyholders is appointed by a shareholder as proxyholder, such person will vote in favour of the matters proposed at the Meeting and for all other matters proposed by management at the Meeting.

The enclosed form of proxy also confers discretionary authority upon the person named therein as proxyholder with respect to amendments or variations to matters identified in the Notice of the Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

COMPLETION AND RETURN OF PROXY

Completed forms of proxy must be received by mail or fax by the Company’s registrar and transfer agent, CIBC Mellon Trust Company, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1, fax number (604) 688-4301, not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting, unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

NON-REGISTERED HOLDERS

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered” shareholders because the Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Shares. More particularly, a person is not a registered shareholder in respect of Shares which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either: in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP's, RRIFs, RESPs and similar plans); or in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Information Circular and the Proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will receive either a voting instruction form or a form of proxy.

The voting instruction form, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label containing a bar-code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions.

The Non-Registered Holder may be given a form of proxy which has already been signed by the Intermediary restricted as to the number of shares beneficially owned by the Non-Registered Holder. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to CIBC Mellon Trust Company, at the address or fax number as provided above.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Shares which they beneficially own. Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the Management Proxyholders and insert the Non-Registered Holder's name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

REVOCABILITY OF PROXY

Any registered shareholder who has returned a proxy may revoke it at any time before it has been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing, including a proxy bearing a later date, executed by the registered shareholder or by his attorney authorized in writing or, if the registered shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. The instrument revoking the proxy must be deposited at the registered office of the Company, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Only registered shareholders have the right to revoke a proxy. Non-Registered Holders who wish to change their vote must, at least 7 days before the Meeting, arrange for their respective Intermediaries to revoke the proxy on their behalf.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere in this Information Circular, none of the Directors or Senior Officers of the Company, no proposed nominee for election as a Director of the Company, none of the persons who have been Directors or Senior Officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue an unlimited number of common shares without par value, of which 64,485,063 common shares are issued and outstanding. Only the holders of common shares are entitled to vote at the Meeting and the holders of common shares are entitled to one vote for each common share held. Holders of common shares of record on April 21, 2006, the Record Date, will be entitled to vote at the Meeting.

To the knowledge of the directors and senior officers of the Company, no shareholder beneficially owns shares carrying more than 10% of the voting rights attached to all shares of the Company except for the following:

Shareholder Name and Municipality	Number of Shares Held	Percentage of Issued Shares
Sprott Asset Management Inc.	12,574,300	15.6%
Toronto , ON

VOTES NECESSARY TO PASS RESOLUTIONS

A simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein. If there are more nominees for election as directors or appointment of the Company’s auditor than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled. If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

ELECTION OF DIRECTORS

The directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted for the nominees herein listed.

The Shareholders will be asked to pass an ordinary resolution to set the number of directors of the Company at four (4). Management of the Company proposes to nominate each of the following persons for election as a director.The following table sets out the names of the persons to be nominated for election as Directors, the positions and offices which they presently hold with the Company, their respective principal occupations or employments during the past five years if such nominee is not presently an elected Director and the number of shares of the Company which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of the date of this Information Circular:

Name and Residence of Proposed	Principal Occupation	Number of Common Shares
Directors and Present Offices Held
DEVINDER RANDHAWA	Businessman	1,318,223 shares
Kelowna, B.C.
CEO, Director
MICHAEL HALVORSON	Businessman	411,111 shares
Edmonton, Alberta
Director
STEVEN N. KHAN	Businessman, previously an	NIL
Vancouver, B.C.	Investment Brokerage Executive
Director
DR. DIETER A. KREWEDL	Retired Geologist/Businessman	NIL
Truckee, California
Director

The above information was provided by the individual nominee.

Devinder Randhawa was appointed to the Board of Directors on October 18, 1996. Steven Khan was appointed to the Board on November 25, 2003. Michael Halvorson was appointed to the Board on July 14, 2004. Dr. Dieter A. Krewedl was appointed to the Board on January 14, 2005.

The members of the audit committee are Devinder Randhawa, Michael Halvorson, and Dr. Dieter.A. Krewedl.

APPOINTMENT OF AUDITOR

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the reappointment of Davidson & Company, Chartered Accountants, of Vancouver, British Columbia, as auditor of the Company to hold office until the close of the next annual general meeting of the Company.

Davidson & Company, Chartered Accountants, were first appointed auditor of the Company at the annual general meeting of the Company held on March 18, 1991.

AUDIT COMMITTEE AND RELATIONSHIP WITH AUDITOR

Multilateral Instrument 52-110 of the Canadian Securities Administrators (“MI 52-110”) requires the Company, as a venture issuer, to disclose annually in its Information Circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth in the following.

Audit Committee Charter

The audit committee is a committee of the board of directors of the Company that is independent of the Company’s management and represents the interests of the Company’s shareholders.

The audit committee is authorized by the board of directors to:

(a)

oversee the process of selecting and appointing the Company’s external auditor,

(b)

oversee the conduct of the audit, and

(c)

have primary responsibility for the relationship between the Company and its external auditor.

Responsibilities of the Audit Committee

The audit committee must:

(a) take reasonable steps, at the time the auditor’s appointment is under consideration, to ensure that the auditor is independent of management of the Company in accordance with applicable standards,

(b) determine whether the audit fees charged by the auditor appear adequate in relation to the work required to support an audit opinion, without regard to fees that might be paid to the auditor for other services,

(c) meet with the auditor, regularly and when otherwise appropriate, without management present to determine whether there are any contentious issues between the auditor and management relating to the Company’s financial disclosure and, if so, whether those issues have been resolved to the auditor’s satisfaction,

(d) establish, and monitor compliance with, the Company’s policies regarding (i) the auditor’s providing services beyond the scope of the Company’s audit, and (ii) the Company’s hiring individuals formerly employed by the auditor to fill senior officer positions of the Company, and

(e) prepare annually a report describing the steps it has taken to ensure that the auditor is independent of management of the Company, including (i) the policies and procedures followed so that any contracts for non-audit services to be provided by the auditor do not compromise the auditor’s independence, and (ii) the nature of any non-audit service contracts entered into and the amount of the related fees.

The Company’s audit committee is comprised of three directors: Devinder Randhawa, Michael Halvorson, and Dr. Dieter A. Krewedl. All audit committee members are “financially literate” (as defined in MI 52-110) and only Devinder Randhawa, the Chief Executive Officer, is not “independent”.

Since the commencement of the Company’s most recently completed financial year, the Company’s Board of Directors has not failed to adopt a recommendation of the audit committee to nominate or compensate an external auditor.

Since the effective date of MI 52-110, the Company has not relied on the exemptions contained in sections 2.4 or 8 of MI 52-110. Section 2.4 provides an exemption from the requirements that the audit committee must pre-approve all non-audit services to be provided by the auditor, where the total amount of fees related to the non-audit services are not expected to exceed 5% of the total fees payable to the auditor in the fiscal year in which the non-audit services were provided. Section 8 permits a company to apply to a securities regulatory authority for an exemption from the requirements of MI 52-110, in whole or in part.

The audit committee has not adopted specific policies and procedures for the engagement of non-audit services. Subject to the requirements of MI 52-110, the engagement of non-audit services is considered by the Company’s Board of Directors, and where applicable the audit committee, on a case-by-case basis.

In the following table, “audit fees” are billed by the Company’s external auditor for services provided in auditing the Company’s annual financial statements for the subject year. “Audit-related fees” are fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. “Tax fees” are fees billed by the auditor for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the auditor for products and services not included in the foregoing categories.

The fees paid by the Company to its auditor in each of the last two fiscal years, by category, are as follows:

Financial Year Ending	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
December 31, 2004	$30,908	Nil	$2,250	Nil
December 31, 2005	$35,052	Nil	$3,000	Nil

The Company is relying on the exemption provided by section 6.1 of MI 52-110 which provides that the Company, as a venture issuer, is not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of MI 52-110.

CORPORATE GOVERNANCE

General

Effective June 30, 2005, National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 Corporate Governance Guidelines (“NP 58- 201”) were adopted in each of the provinces and territories of Canada. NI 58-101 requires issuers to disclose the corporate governance practices that they have adopted. NP 58-201 provides guidance on corporate governance practices.

The Board believes that good corporate governance improves corporate performance and benefits all shareholders. This section sets out the Company’s approach to corporate governance and addresses the Company’s compliance with NI 58-101.

1.  Board of Directors

Directors are considered to be independent if they have no direct or indirect material relationship with the Company. A “material relationship” is a relationship which could, in the view of the Company’s Board of Directors, be reasonably expected to interfere with the exercise of a director’s independent judgment.

The board facilitates its independent supervision over management by reviewing all significant transactions of the Company.

The independent members of the Board of Directors of the Company are Michael Halvorson, and Dr. Dieter A. Krewedl.

The non-independent directors are Devinder Randhawa, Chief Executive Officer of the Company and Steven Khan.

2.  Directorships

Mr. Randhawa is a director of the following reporting issuers: Pacific Asia China Energy Inc., Pheromone Sciences Corp., Wolf Capital Corp.

Mr. Khan is a director of the following reporting issuers: Pacific Asia China Energy Inc., Wolf Capital Corp.

Dr. Krewedl is a director of the following reporting issuers: AuEx Ventures, Inc., Kilgore Minerals Ltd.

Mr. Halvorson is a director of the following reporting issuers: Gentry Resources Ltd., Radiant Resources Inc., Orezone Resources Inc., Esperanza Silver Corporation, Canadian Gold Hunter Corp., Viceroy Exploration Ltd., NovaGold Resources Inc., Pediment Exploration Ltd.

3.  Orientation and Continuing Education

When new directors are appointed, they receive orientation, commensurate with their previous experience, on the Company’s uranium properties and on the responsibilities of directors.

Board meetings may also include presentations by the Company’s management and employees to give the directors additional insight into the Company’s business.

4.  Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual directors’ participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

5.  Nomination of Directors

The Board considers its size each year when it considers the number of directors to recommend to the shareholders for election at the annual meeting of shareholders, taking into account the number required to carry out the Board’s duties effectively and to maintain a diversity of views and experience.

The Board does not have a nominating committee, and these functions are currently performed by the Board as a whole. However, if there is a change in the number of directors required by the Company, this policy will be reviewed.

6.  Compensation

The Compensation Committee (Devinder Randhawa, Michael Halvorson, and Dr. Dieter A. Krewedl) determines compensation for the directors and executive officers.

7.  Other Board Committees

The Board has no other committees other than the audit committee, the stock option committee, and the compensation committee.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth all compensation for the periods indicated in respect of the individuals who served as either the Chief Executive Officer or Chief Financial Officer of the Company at any time during the financial year of the Company, and all other executive officers of the Company who received, during the financial year of the Company, salary and bonus in excess of $150,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation		Payouts
					Awards
Name and	Fiscal	Salary	Bonus	Other	Securities	Restricted	LTIP	All Other
Principal	Year	($)	($)	Annual	Under	Shares or	Payouts	Compen-
Position	(Dec 31)			Compen- sation	Options/ SARs	Restricted Share Units	($)	sation ($)
				($)	Granted	($)
					(#)
Devinder	2005	$121,600	$0	$0	312,500	Nil	Nil	Nil
Randhawa,	2004	$62,455	$0	$0	437,500	Nil	Nil	Nil
Chief Executive	2003	$47,115	$0	$0	529,000	Nil	Nil	Nil
Officer
Patrick	2005	$80,000	$0	$0	200,000	Nil	Nil	Nil
Groening	2004	$42,240	$0	$0	175,000	Nil	Nil	Nil
Chief Financial
Officer(1)
David Miller,	2005	$69,188.55	$0	$0	350,000	Nil	Nil	Nil
President

Notes:

1.

Mr. Groening was appointed Chief Financial Officer on April 27th, 2005

2.

Mr. Miller was appointed President and Chief Operating Officer on November 25, 2005.

Long-Term Incentive Plan Awards

A long term incentive plan (“LTIP”) is “a plan providing compensation intended to motivate performance over a period greater than one financial year” and does not include option or stock appreciation rights (“SARs”) plans or plans for compensation through shares or units that are subject to restrictions on resale. The Company did not award any LTIPs to any Named Executive Officer during the most recently completed financial year.

Stock Appreciation Rights

A stock appreciation right (“SAR”) is a right to receive a payment of cash or an issue or transfer of shares based wholly or in part on changes in the trading price of the Company’s Common Shares. No SARs were granted to, or exercised by, any Named Executive Officer or any directors during the most recently completed financial year.

Stock Option Grants During 2005

The following table sets forth the options to purchase common shares of the Company granted during 2005 to the Named Executive Officers of the Company.

Option/SAR Grants During The Most Recent Completed Financial Year

Name	Securities	% of Total	Exercise or	Market Value of	Expiration
	Under	Options/SARs	Base Price	Securities	Date
	Options/SARs	Granted to	($/Security)	Underlying
	Granted (#)	Employees in Financial Year		Options/SARs on the Date of Grant
				($/Security)
Devinder	100,000	3.1%	$1.50	$1.47	Oct 6/10
Randhawa
Patrick	50,000	1.6%	$1.50	$1.47	Oct 6/10
Groening
David	100,000	3.1%	$1.50	$1.47	Oct 6/10
Miller

Stock Options Exercised During 2005

The following table shows options that were exercised by the Named Executive Officers during the fiscal year ended December 31, 2005 and the value of unexercised options at year end.

			Unexercised Options at	Value of Unexercised in-the-Money
	Securities		FY-End	Options at FY-End(2)
	Acquired on	Aggregate	(#)	($)
	Exercise	Value Realized(1)		Exercisable/
Name	(#)	($)	Exercisable/	Unexercisable
			Unexercisable
Devinder Randhawa	225,000	258,750	312,500	178,125
Patrick Groening	25,000	28,500	200,000	182,500
David Miller	-	-	350,000	380,000

Notes:

1.

Aggregate Value Realized is the difference between the market price of the Company’s common shares on the date of exercise and the option exercise price, multiplied by the number of common shares acquired.

2.

Value of Unexercised Options is equal to the difference between the closing price of the common shares of the Company on the TSX Venture Exchange on December 31, 2005 of $1.90 and the exercise prices of options outstanding, multiplied by the number of shares available for purchase under such options.

The Company has no defined benefit or actuarial plans in place for any Named Executive Officers.

There are no compensatory plans or arrangements with respect to any Named Executive Officer resulting from the resignation, retirement or any other termination of employment of the officer’s employment or from a changed of the Name Executive Officer’s responsibilities following a change in control.

David Miller, the President, is under contract to the Company for a period of one year and is paid US$126,000 per year. Patrick Groening, the CFO, is under contract to the Company for three years and is paid $84,000 per year. Mr. Randhawa does not have an employment contract.

DIRECTORS OF THE COMPANY

None of the Directors of the Company have received any cash compensation, directly or indirectly, for their services rendered during the most recently completed financial year of the Company other than the reimbursement of their expenses or as set out elsewhere in this Information Circular (See Interest of Informed Persons).

The Company does not have any non-cash compensation plans for its Directors and it does not propose to pay or distribute any non-cash compensation during the current financial year. During the most recently completed financial year ended December 31, 2005, the Company did not have a pension plan for its Directors, officers or employees.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION
PLANS

The only equity compensation plan which the Company has in place is the Incentive Stock Option Plan which was previously approved by shareholders. The following table sets out, as of the end of the Company’s fiscal year ended December 31, 2005, all required information with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securityholders	3,888,000	$1.16	1,687,551
Equity compensation plans not approved by securityholders	nil	Nil	nil
Total	3,888,000	$1.16	1,687,551

INDEBTEDNESS TO COMPANY OF DIRECTORS AND EXECUTIVE OFFICERS

There is no indebtedness of any director, executive officer, senior officer, proposed nominee for election as a director or associate of them, to or guaranteed or supported by the Company or any of its subsidiaries either pursuant to an employee stock purchase program of the Company or otherwise, during the most recently completed financial year.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Since January 1, 2005, being the commencement of the Company’s last completed financial year, none of the following persons, except as set out herein and below, has any material interest, direct or indirect, in any transaction or proposed transaction which has materially affected or will materially affect the Company or any of its subsidiaries:

(a)  any director or executive officer of the Company;

(b)  any shareholder holding, directly or indirectly, more than 10% of the voting rights attached to all the shares of the Company; and

(c)  any associate or affiliate of any of the foregoing persons.

During 2005, the Company paid management consulting fees in the amount of $121,600 to a company controlled by Devinder Randhawa, the CEO of the Company. Management consulting fees of $103,998 were paid to a company controlled by a director, Steven Khan, for services provided to the Company. Bob Hemmerling, the Secretary of the Company, received $76,495 for his services. Directors of the Company participated in the financings of the Company by acquiring common shares in the company by way of private placement.

In addition, prior to his appointment as President of the Company, the Company acquired a significant number of resource properties in the states of New Mexico and Wyoming from David Miller in consideration for 1,600,000 common shares of the Company.

MANAGEMENT CONTRACTS

There are no management functions of the Company or a subsidiary thereof, which are to any substantial degree performed by a person other than the directors or senior officers of the Company or a subsidiary thereof.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

(a)

Re-affirm Stock Option Plan

During the next year, the Company may grant additional stock options pursuant to its existing Incentive Stock Option Plan (the “Plan”), subject to all necessary regulatory approvals. Under the current policy of the TSX Venture Exchange (the "Exchange"), shareholder approval of the Plan is required on an annual basis. Under the Exchange’s Policy 4.4, governing stock options, all issuers are required to adopt a stock option plan pursuant to which stock options may be granted. The Plan will be limited to not more than 10% of the current issued shares of the Company (subject to certain other limitations as set out in the Plan) and set at the time of any granting of options (on a non-diluted basis). This is constituted as a “rolling” as opposed to a “fixed number” plan. Any previously granted options are governed by the Plan, and if any options granted expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again be available under the Plan.

Options must be issued only on terms acceptable to the Exchange and the Plan complies with the requirements of Exchange Policy 4.4 for Tier 2 issuers.

A copy of the Plan is available for review at the offices of the Company or the registered offices of the Company, at Suite 700 – 595 Howe Street, Vancouver, BC, V6C 2T5 during normal business hours up to and including the date of the Meeting.

The Company is asking shareholders to approve the following resolutions: “BE IT RESOLVED THAT, subject to regulatory approval:

1.

the Company’s stock option plan (the “Plan”) be and it is hereby affirmed and approved;

2.

the board of directors be authorized to grant options under and subject to the terms and conditions of the Plan, which may be exercised to purchase up to 10% of the issued common shares of the Company as at the time of grant;

3.

the directors and officers of the Company be authorized and directed to perform such acts and deeds and things and execute all such documents, agreements and other writings as may be required to give effect to the true intent of these resolutions.”

OTHER MATTERS

The management of the Company is not aware of any other matter to come before the Meeting other than as set forth in the Notice of the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed Form of Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company is on SEDAR at www.sedar.com. Financial information relating to the Company is provided in the Company’s comparative financial statements and MD&A for the financial year ended December 31, 2005.

Shareholders may contact the Company to request copies of financial statements and MD&A at the following address:

810 – 1708 Dolphin Avenue

Kelowna, BC V1Y 9S4

CERTIFICATE

The content and sending of this information circular has been approved by the Company’s board of directors.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

Dated as of May 1, 2006

“Devinder Randhawa”

Devinder Randhawa, CEO